UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2010 (February 22, 2010)

DIVIDEND CAPITAL TOTAL REALTY TRUST INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52596	30-0309068
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

518 Seventeenth Street, 17th Floor, Denver CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (303) 228-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Change in Transfer Agent

Effective as of February 22, 2010, the transfer agent for Dividend Capital Total Realty Trust Inc. (the “Company”) and its subsidiary Dividend Capital Total Operating Partnership LP (collectively “TRT”) changed from The Bank of New York Mellon to Boston Financial Data Services, Inc. In addition, effective as of February 22, 2010, Boston Financial Data Services, Inc. became the Plan administrator for the Company’s Second Amended and Restated Distribution Reinvestment Plan (the “Distribution Reinvestment Plan”) replacing The Bank of New York Mellon.

Subsequent to February 22, 2010, please forward all correspondence regarding administrative services related to an investment in TRT or participation in the Distribution Reinvestment Plan to Boston Financial Data Services, Inc. at:

Overnight Mail:	PO Box:
Dividend Capital Total Realty Trust, Inc.	Dividend Capital Total Realty Trust Inc.
C/O Boston Financial Data Services, Inc.	PO Box 8353
30 Dan Road	Boston, MA 02266-8353
Canton, MA 02021-2809

Phone:	Fax:
(800) 899-0851	(816) 374-7420

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dividend Capital Total Realty Trust Inc.
February 24, 2010
	By:	/s/ M. KIRK SCOTT
M. Kirk Scott
Chief Financial Officer

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